                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      MEDIA ARTS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                  JULY 1, 1999


                            ------------------------

DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 1999 Annual Meeting of Stockholders. The meeting will be held on August 18, 1999 at 9:00 a.m. at 521 Charcot Avenue, San Jose, California 95131.

At the meeting, we will elect six (6) directors, vote on an amendment to the 1998 Stock Incentive Plan, ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants, report on our performance in fiscal 1999 and answer your questions. Our products exhibit will be open before and after the meeting.

Mr. Norman A. Mahoney has decided not to stand for reelection as a director of the Company when his term expires on August 18, 1999, the date of the 1999 Annual Meeting of Stockholders. The number of members of the board of directors will therefore be reduced to six, effective as of August 18, 1999. We want to express our deep appreciation to Norm for his contributions to our Company.

This year, we have simplified the Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort.

We look forward to seeing you at the meeting.

Sincerely,

                 [LOGO]

Raymond A. Peterson
PRESIDENT & CHIEF EXECUTIVE OFFICER

                               TABLE OF CONTENTS


NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS..........................................          3
PROXY STATEMENT........................................................................          4
  QUESTIONS AND ANSWERS................................................................          5
  PROPOSALS TO BE VOTED ON.............................................................          9
  THE BOARD............................................................................         10
  BOARD AND COMMITTEE MEETINGS.........................................................         11
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..........................         12
  COMPENSATION OF DIRECTORS............................................................         12
  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.......................         12
  EXECUTIVE OFFICERS...................................................................         16
  EXECUTIVE COMPENSATION...............................................................         18
  OPTION GRANTS........................................................................         19
  OPTIONS EXERCISED....................................................................         20
  TEN-YEAR OPTION REPRICING............................................................         21
  EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS.............................         21
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................         22
  STOCK PERFORMANCE GRAPH..............................................................         25
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................         25
  SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS..........................         26
  STOCKHOLDER PROPOSALS................................................................         27
  COSTS OF PROXY SOLICITATION..........................................................         27
  TRANSACTION OF OTHER BUSINESS........................................................         27
  APPENDIX A...........................................................................         28

                             MEDIA ARTS GROUP, INC.
                               521 CHARCOT AVENUE
                               SAN JOSE, CA 95131

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 18, 1999

                             ---------------------

    The 1999 Annual Meeting of Stockholders of Media Arts Group, Inc., will be held on Wednesday, August 18, 1999 at 9:00 a.m. at 521 Charcot Avenue, San Jose, California for the following purposes:

    1. To elect six (6) directors to the board to serve for one (1) year terms or until their respective successors are elected and qualified;

    2. To approve an amendment to the Company's 1998 Stock Incentive Plan to increase the shares reserved for issuance from 500,000 to 1,150,000;

    3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000; and

    4. To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

    Holders of Company common stock at the close of business on June 25, 1999 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the Company's principal executive offices at 521 Charcot Avenue, San Jose, California, prior to the meeting.

BY ORDER OF THE BOARD,

      [LOGO]

James F. Landrum, Jr.
SECRETARY


San Jose, California
July 1, 1999

                             MEDIA ARTS GROUP, INC.
                               521 CHARCOT AVENUE
                               SAN JOSE, CA 95131

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    Our board is soliciting proxies for the 1999 Annual Meeting of Stockholders to be held on Wednesday, August 18, 1999 at 9:00 a.m. at 521 Charcot Avenue, San Jose, California. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.


    The board set June 25, 1999 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 12,920,462 shares of Company common stock outstanding on the record date.



    Voting materials, which include the Proxy Statement, proxy card and 1999 Annual Report, will be mailed to stockholders on or about July 1, 1999.


    In this Proxy Statement:

       - "we," the "Company" and "Media Arts" mean Media Arts Group, Inc., a Delaware corporation,

       - "Profit Sharing Plan" and "Purchase Plan" mean the Media Arts Group, Inc. Profit Sharing Plan and the Employee Qualified Stock Purchase Plan,

       - "Stock Incentive Plan" means the Media Arts Group, Inc. 1998 Stock Incentive Plan,

       - holding shares in "street name" means your Company shares are held in an account at a brokerage firm, and

       - "SEC" means the Securities and Exchange Commission.

 QUESTIONS AND ANSWERS

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving this Proxy Statement and a proxy card from us because you own shares of common stock in Media Arts. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint James F. Landrum, Jr. and Greg H.L. Nash as your representatives at the meeting. Messrs. Landrum and Nash will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Landrum and Nash will vote your shares, under your proxy, in accordance with their best judgement.

Q: WHAT AM I VOTING ON?

A: You are being asked to vote on:

    - the election of six directors,

    - an amendment to our Stock Incentive Plan to increase the shares reserved for issuance from 500,000 to 1,150,000, and

    - the selection of PricewaterhouseCoopers as the Company's independent public accountants.


The section entitled "Proposals To Be Voted On" on page 9 of this Proxy Statement gives you more information on the nominees for election to our board, the amendment to the Stock Incentive Plan and the Company's independent public accountants.


Q: HOW DO I VOTE?

A: (1) YOU MAY VOTE BY MAIL.

You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted:

    - FOR the six named nominees,

    - FOR an amendment to our Stock Incentive Plan to increase the shares reserved for issuance from 500,000 to 1,150,000, and

    - FOR the selection of PricewaterhouseCoopers as the Company's independent public accountants.

    (2) YOU MAY VOTE IN PERSON AT THE MEETING.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

                                                           QUESTIONS AND ANSWERS

WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR SHARES IN THE COMPANY.
Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

FOR BETTER CUSTOMER SERVICE, WE RECOMMEND YOU WRITE TO YOUR BROKER(S) OR THE TRANSFER AGENT, CHASEMELLON SHAREHOLDER SERVICES, LLC., TO CONSOLIDATE AS MANY OF YOUR BROKERAGE OR TRANSFER AGENT ACCOUNTS AS POSSIBLE UNDER THE SAME NAME AND ADDRESS. THIS CONSOLIDATION CAN NOT BE DONE WITHOUT YOUR WRITTEN AUTHORITY.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

    - signing another proxy with a later date, or

    - voting again at the meeting.

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: (1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker.

(2) If your shares are in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: Shares are counted as present at the meeting if the stockholder either:

    - is present and votes in person at the meeting, or

    - has properly submitted a proxy card.

 QUESTIONS AND ANSWERS

A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: We use the phrase "yes vote" to mean a vote for a director.

The six nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

Although a broker may "abstain" from voting because you prohibited the broker from exercising discretionary authority, the non-vote will still be counted as present for purposes of determining if a quorum is present.

Q: WHAT HAPPENS IF NOMINEES ARE UNABLE TO STAND FOR RE-ELECTION?

A: The board may, by resolution, provide for a lesser number of directors or designate substitute nominees. In the latter event, shares represented by proxies may be voted for substitute nominees. Proxies cannot be voted for more than six nominees.

Q: HOW ARE VOTES COUNTED?

A: You may vote:

    - either "for" a nominee or "withhold" your vote for a particular nominee.

    - "for," "against," or "abstain" on the Stock Incentive Plan amendments.

    - "for," "against," or "abstain" on the selection of PricewaterhouseCoopers as the Company's independent public accountants.

If you just sign your proxy card without providing further instructions, your shares will be counted as a yes vote FOR each director, FOR the amendment to the Stock Incentive Plan and FOR PricewaterhouseCoopers.

Voting results will be tabulated and certified by our transfer agent, ChaseMellon Shareholder Services, LLC.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?


A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2000 on or before February 14, 2000. We will file that report with the SEC, and you can get a copy by calling Investor Relations at (408) 922-1564 or the SEC at (800) SEC-0330 for location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

                                                           QUESTIONS AND ANSWERS

Q: WHY IS THE COMPANY AMENDING THE STOCK INCENTIVE PLAN?

A: The amendment is necessary to ensure the Company will:
    - Continue to be able to offer a stock incentive plan that attracts and retains key employees in an extremely competitive market by offering such employees appropriate equity incentives, and

    - Continue to motivate high levels of performance by key employees in order to increase stockholder value.

The Stock Incentive Plan was adopted by the board on June 22, 1998 and approved by the stockholders on September 17, 1998. The plan provides for awards in the form of options, which may constitute incentive stock options or non-statutory stock options, stock units and stock appreciation rights ("SARs"), or any combination thereof.

The purpose of the plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging key employees and directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees and directors with exceptional qualifications, including key executives and directors that may join the Company in the future and (c) linking key employees and directors directly to stockholder interests through increased stock ownership.

However, the board believes that the number of shares of common stock currently available for issuance under the Stock Incentive Plan is inadequate to meet the purposes of the plan, and that the number of shares issuable under the plan should be increased by 650,000 shares.


The total number of shares currently available for grant under the Stock Incentive Plan is 270,083.


If you would like more information about the Stock Incentive Plan, a summary of its terms is included as Appendix A to this Proxy Statement.

Any stockholder of the Company may obtain a complete copy of the Stock Incentive Plan upon written request to the Secretary of the Company at the Company's principal executive offices in San Jose, California.

Q: HOW MANY VOTES MUST THE AMENDMENT TO THE STOCK INCENTIVE PLAN HAVE TO PASS?

A: The amendment must receive a yes vote of a majority of the shares, present and entitled to vote on this matter, at the meeting to pass.

If you abstain from voting on the Stock Incentive Plan amendment, it has the same effect as a vote against the plan.

Broker non-votes are shares held by brokers for which no voting instructions are given by the beneficial owner of such shares. These broker non-votes are not entitled to vote on this matter, and will therefore not affect the outcome.

                                   THE BOARD

    The Company currently has seven (7) directors. However, because Mr. Norman
A. Mahoney has decided not to stand for reelection as a director of the Company when his term expires on August 18, 1999, the members of the board will be reduced to six, effective as of August 18, 1999. Six (6) directors are therefore nominees for re-election this year.

                                                                                   DIRECTOR
NAME                         AGE              POSITION WITH THE COMPANY              SINCE
Kenneth E. Raasch            39      Chairman of the board and Independent           1990
                                       Consultant
Thomas Kinkade               41      Creative Director and Member of the board       1990
Norman A. Nason              58      Member of the board                             1993
Michael L. Kiley             54      Member of the board and Independent             1997
                                       Consultant
W. Michael West              49      Member of the board                             1998
Raymond A. Peterson          53      Vice Chairman of the board                      1999

    KENNETH E. RAASCH co-founded the Company in 1990 and has been the Chairman of the board of the Company since its inception in March 1990. In addition, he was President and Chief Executive Officer of the Company from March 1990 to May 1997 and Chief Executive Officer from March 1996 until October 1997. Mr. Raasch has been an independent consultant to the Company since May 1999. Prior to joining the Company, he was the President and majority shareholder of First Med Corp., Inc., a medical billing and management company, from August 1988 until January 1990 when it was sold to Medaphis Corp., a public company.

    THOMAS KINKADE co-founded the Company and has been the Creative Director and a member of the board of the Company since its inception in March 1990. Mr. Kinkade has provided artwork to the Company for its productions since the Company's inception. In addition, Mr. Kinkade's role includes providing strategic vision for the Thomas Kinkade brand, assisting in product development and communicating the Company's brand message through public appearances and books. Prior to March 1990, Mr. Kinkade was a self-employed artist.

    NORMAN A. NASON has been a director of the Company since April 1993. Mr. Nason is President of Saratoga Commercial Real Estate Brokerage Corporation and Saratoga Management Corporation, companies that he founded in 1976.

    MICHAEL L. KILEY has been a director of the Company since January 1997. He was Vice Chairman of the board from June 1997 to January 1999. Mr. Kiley has been an independent consultant to the Company since April 1997. In 1978, he founded Home Church and has served as Pastor since that time. Prior to founding Home Church, Mr. Kiley co-owned Business Exchange, Inc., a cooperative buying company servicing over 400 business owners.

    W. MICHAEL WEST has been a director of the Company since September 1998. From September 1997 to January 1998, he served in an advisory capacity to Lucent Technologies' Executive Vice President. From September 1986 to September 1997, he served at Octel Communications Corporation as Vice Chairman of the board (1995-1998), President and Chief Operating Officer (1995-1998), and Executive Vice President for Worldwide Sales and Marketing (1986-1995). Prior to 1986 Mr. West's last position in the Rolm Corporation was General Manager of the National Sales Division. He currently serves as a member of the board of Netcom Systems and Calvary Church, Los Gatos, California. Prior to July 1998, he also served as a director of ACS Wireless and Octel Communications Corporation.

    RAYMOND A. PETERSON has been a director and Vice Chairman of the board since January 1999. He has been the President and Chief Executive Officer of the Company since June 1998. He was the Senior Vice President and Chief Financial Officer of the Company from May 1993 to May 1998. He was the Chief Executive Officer of Peterson, Sense & Company, a certified public accounting firm, for the previous 15 years, during which time he provided accounting, tax and financial planning services for the Company. Prior to that, Mr. Peterson was the Corporate Tax Manager for Raychem Corporation, a multi-national manufacturing corporation, and a Senior Tax Accountant with Peat Marwick & Mitchell, currently KPMG Peat Marwick.

                          BOARD AND COMMITTEE MEETINGS


    The board held thirteen (13) meetings in fiscal 1999. Each director attended all board and applicable committee meetings during fiscal 1999. The table below describes the board's committees. The board does not have a nominating committee or a committee serving an equivalent function. The board may establish other committees to facilitate its business objectives.


                                                                                NUMBER OF
                                                                               MEETINGS IN
NAME OF COMMITTEE AND MEMBERS            FUNCTIONS OF THE COMMITTEE            FISCAL 1999

AUDIT                            - Reviews the Company's financial reporting         2
W. Michael West                    processes and internal accounting and
Norman A. Nason                    financial controls
                                 - Reviews the reports of the independent
                                   public accountants
                                 - Approves all professional services
                                   performed by the independent
                                   public accountants
                                 - Recommends the selection of independent
                                   public accountants to the board, subject
                                   to ratification by the stockholders

COMPENSATION                     - Determines the compensation of the Chief         11
Michael L. Kiley                   Executive Officer and other executive
Norman A. Nason                    officers
W. Michael West                  - Reviews and approves:
                                     - Compensation philosophy
                                     - Programs for annual and long-
                                       term executive compensation
                                     - Material employee benefit plans
                                 - Has authority to grant options and other
                                   equity awards under the stock incentive
                                   plan and bonus awards under cash-based
                                   incentive plans

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, no executive officer of the Company served on the board or compensation committee of another company that had an executive officer serve on the Company's board or its compensation committee.

                           COMPENSATION OF DIRECTORS

    We do not pay directors who are also officers of the Company additional compensation for their service as directors. In fiscal 1999, compensation for directors who were not employees of the Company or any of its subsidiaries, also called "non-employee directors," included the following:

       - an annual retainer of $15,000,

       - $2,000 for each board meeting attended,

       - certain expenses of attending board meetings, and

       - an option to purchase 5,000 shares of the Company's common stock.

    Under the Stock Incentive Plan, non-employee directors receive an annual, automatic grant of an option to purchase 5,000 shares of common stock at 85% of the fair market value of the Company's common stock on the date of grant. "Fair market value" is defined in the Stock Incentive Plan as the closing price of the Company's stock on the date the option is granted. In fiscal 1999, the annual, automatic option grant to non-employee directors of 5,000 shares of common stock was made on September 30, 1998, at an exercise price of $7.76 per share.


    Two of the Company's non-employee directors have consulting agreements with the Company. See "Certain Relationships and Related Transactions" on page 22.


                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The compensation committee (the "Committee") of the Company's board consists of Messrs. Kiley, West and Nason. No member of the Committee during 1999 was an employee of the Company or any of its subsidiaries. The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

    - determining the compensation of the President and Chief Executive Officer of the Company,

    - upon recommendation of the President and Chief Executive Officer reviewing and approving all executive officers' compensation, including salary and bonuses and

    - granting awards under the Stock Incentive Plan.

    The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and its Chairman, the relationship of Company performance to executive compensation and the President and Chief Executive Officer's compensation.

OVERVIEW OF COMPENSATION POLICIES

    The Company's compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee implemented a compensation program for fiscal 1999 that was made up of (1) the Executive Management Bonus program, which is an annual cash incentive program and which "pays for performance" and provides bonuses based on the realization of the Company's annual financial goals and (2) the grant of stock options that directly tied management's interests to those of stockholders.

    The Committee believes that executive compensation should be highly leveraged toward the incentive-based programs described above. By placing much of an officer's compensation "at risk" in this manner, the Company's compensation program focuses management's efforts on improving financial performance and effectively integrates executive compensation with the Company's annual and long-term strategic objectives.

    When establishing salaries, bonus levels and stock-based awards for executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises.

    In the case of the compensation of executive officers other than the President and Chief Executive Officer, the Committee places considerable weight upon the recommendations of the President and Chief Executive Officer.

    THE IMPORTANCE OF OWNERSHIP--A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through the Purchase Plan and the Stock Incentive Plan, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of June 25, 1999, the directors and executive officers of the Company owned an aggregate of 6,662,292 shares and had the right to acquire an additional 1,048,423 shares upon the exercise of employee stock options, exercisable on or before August 24, 1999.

FISCAL 1999 EXECUTIVE OFFICER COMPENSATION PROGRAM

    The components of the executive compensation program are described below:

    BASE SALARY--The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies with comparable revenues either engaged in the home decor/accessories industry or located in the Silicon Valley. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

    EXECUTIVE MANAGEMENT BONUS PROGRAM--The Committee administers the discretionary Executive Management Bonus Program which is a pay-for-performance program under which cash bonus awards are paid based upon (1) achievement of the Company's earnings per share growth above a fixed threshold or target and (2) a percentage of each executive officer's personal base salary, with the percentage varying based on the executive's level of responsibility and management tier classification. In addition, participants are not eligible to receive bonus pay-outs unless they are employees of the Company on the day the bonus is actually paid to all eligible employees.

    The Committee sets target bonuses in the first half of each year based upon the recommendation of the President and Chief Executive Officer.

    MANAGEMENT DEFERRED COMPENSATION--The Company has a nonqualified deferred compensation plan which allows eligible employees and directors to annually elect to defer a portion of their compensation within the meanings of the related provisions under the Employee Retirement Income Security Act of 1974, as amended. The deferred compensation together with accumulated earnings is distributable in cash in specified future periods, on termination of employment, or at any time subject to penalty. At March 31, 1999 the deferred compensation and accumulated earnings totaled $908,000. The deferred compensation plan is fully funded under a trust agreement whereby the Company pays to the trust amounts necessary to pay premiums on life insurance policies carried to meet the obligations under the plan. In fiscal 1999, no employer contributions were made.


    STOCK OPTION GRANTS--In fiscal 1999, the Committee granted an aggregate of 180,000 stock options under the Stock Incentive Plan to the Company's executive officers. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's (1) respective job responsibilities, (2) past performance, (3) expected future contributions and
(4) management tier classification. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.



    CANCELLATION OF OPTIONS--In view of significant challenges faced by certain key employees of the Company, the Committee recommended to the board that it is in the Company's best interests to cancel certain existing options previously granted by the Company to various employees. This will substantially advance the Company's ability to retain its key employees and also motivate higher levels of performance on the part of the employees. In connection with the recommendation, on September 3, 1998, the board approved the cancellation of existing options with exercise prices between $19.1875 and $20.75 previously granted to certain employees. At a subsequent board meeting held on September 17, 1999, the board granted new options to the same employees at an exercise price of $12.00 per share which was the closing price of the Company's common stock on the date of grant. See "Ten-year Option Repricing Table" on page 21.


    CHIEF EXECUTIVE OFFICER'S COMPENSATION--Raymond A. Peterson

    The Company's President and Chief Executive Officer, Raymond A. Peterson, is compensated based on an employment agreement that was entered into between the Company and Mr. Peterson, effective as of November 19, 1998. Under the terms of his Employment Agreement, Mr. Peterson receives a base salary of $230,000. The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the President and Chief Executive Officer.

    Mr. Peterson earned a cash bonus of $276,925 under the Executive Management Bonus Program during fiscal 1999. Mr. Peterson's bonus was based on the Company achieving certain earnings per share targets determined at the beginning of the fiscal year and a percentage of his base salary.

    In fiscal 1999, the Committee granted an aggregate of 30,000 stock options to Mr. Peterson under the Stock Incentive Plan which will vest over three (3) years. The Committee determined the size of the award by evaluating Mr. Peterson's job responsibilities, past performance and expected future contributions.

    CHIEF EXECUTIVE OFFICER UNTIL MAY 31, 1998--Craig A. Fleming

    The Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for Craig A. Fleming during the period that he was the Chief Executive Officer in fiscal 1999. Under the terms of his employment agreement, Mr. Fleming received a base salary of $225,000. His salary was determined based on comparisons with competitive companies as described above. Mr. Fleming earned a cash bonus of $326,436 under the Executive Management Bonus Program during fiscal 1999. Mr. Fleming's bonus was based on the Company achieving certain earnings per share targets determined at the beginning of the fiscal year and a percentage of his base salary.

    In fiscal 1999, the Committee granted an aggregate of 55,000 stock options to Mr. Fleming under the Stock incentive Plan which will vest over three (3) years. The Committee determined the size of the award by evaluating Mr. Fleming's job responsibilities, past performance and expected future contributions.

    COMPENSATION OF CHAIRMAN--Kenneth E. Raasch

    The Committee used procedures similar to those described above for the Chief Executive Officer in setting the annual salary and bonus awards for the Chairman. Mr. Raasch earned a cash bonus of

$2,284,751 under his employment agreement during fiscal 1999. Mr. Raasch's bonus was based on (1) the Company's growth in earnings per share in fiscal 1999, (2) trailing twelve month incentives to reward past performance with penalties for poor performance and (3) development of new business channels. No options were awarded to Mr. Raasch in fiscal 1999. See "Employment, Severance and Change of Control Arrangements" on page 21 and "Certain Relationships and Related Transactions" on page 22. As of May 27, 1999, although Mr. Raasch is no longer an employee of the Company, he remains Chairman of the board.


    TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The Stock Incentive Plan was designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify the Company's remaining executive officer compensation programs under Section 162(m).

    CONCLUSION--All aspects of the Company's executive compensation program are subject to change at the discretion of the Committee. The Committee will monitor the Company's executive compensation program on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with the Company's annual and long-term strategic objectives.

                     Members of the Compensation Committee

                           Michael L. Kiley, Chairman
                                Norman A. Nason
                                W. Michael West

                               EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the Company's executive officers as of June 25, 1999.


NAME                          AGE                              POSITION
Raymond A. Peterson               53   President and Chief Executive Officer of Media Arts
James F. Landrum, Jr.             35   Sr. Vice President, General Counsel and Corporate
                                         Secretary of Media Arts
Greg H.L. Nash                    39   Sr. Vice President and Chief Financial Officer of Media
                                         Arts.
Craig A. Fleming                  44   President and Chief Executive Officer of Lightpost
                                         Publishing, Inc.
John R. Lackner                   58   Sr. Vice President and Chief Operating Officer of
                                         Lightpost Publishing, Inc.
Brian P. Mahoney                  42   Sr. Vice President of Sales of MAGI Sales, Inc.


    RAYMOND A. PETERSON has been a director and Vice Chairman of the board since January 1999. He has been the President and Chief Executive Officer of the Company since June 1998. He was the Senior Vice President and Chief Financial Officer of the Company from May 1993 to May 1998. He was the Chief Executive Officer of Peterson, Sense & Company, a certified public accounting firm, for the previous 15 years, during which time he provided accounting, tax and financial planning services for the Company. Prior to that, Mr. Peterson was the Corporate Tax Manager for Raychem Corporation, a multi-national manufacturing corporation, and a Senior Tax Accountant with Peat Marwick & Mitchell, currently KPMG Peat Marwick.

    JAMES F. LANDRUM, JR. has been the General Counsel for the Company since February 1995 and was appointed Vice President and Corporate Secretary on April 30, 1997. He was appointed Senior Vice President of the Company in March 1998. He was self employed as an attorney and business consultant for two years prior to joining the Company.

    GREG H. L. NASH has been the Chief Financial Officer of the Company since June 1998. He was appointed Senior Vice President of the Company in July 1998. He held the position of Vice President and the Corporate Controller of the Company from April 1998 to May 1998. He was the Corporate Controller of the Company from May 1995 to April 1998 and he has also been Principal Accounting Officer since November 1997 and Principal Financial Officer since July 1998. From August 1988 until April 1995 he was employed by PricewaterhouseCoopers, most recently as an Audit and Business Services Manager. Prior to August 1988 he held various management positions with companies in the investment and retail industries.

    CRAIG A. FLEMING has been the (1) President and Chief Executive Officer of Lightpost Publishing, Inc. and (2) President of Thomas Kinkade Stores, Inc., since June 1998. Both Lightpost and Thomas Kinkade Stores are wholly owned subsidiaries of Media Arts. He was President of the Company from May 1997 to October 1997 and the President and Chief Executive Officer from October 1997 to May 1998. He was also the Vice President of Sales for the Company from November 1996 to May 1997. Prior to joining the Company, Mr. Fleming was an independent consultant from March 1996 to October 1996, as well as the Executive Vice President of Sales for Home Cable Concepts, Inc., a direct TV satellite dish company from October 1995 to March 1996. Prior to employment with Home Cable Concepts, Mr. Fleming was the Vice President of Sales for Dorling Kindersley Family Library, a direct seller of children's books, from July 1994 through October 1995. In addition, Mr. Fleming was Director of Sales for Melaleuca, Inc., a direct selling organization, from June 1992 to July 1994.

    JOHN R. LACKNER has been the Senior Vice President and Chief Operating Officer of Lightpost Publishing, Inc. since June 1998. He was the Senior Vice President and Chief Operating Officer of the Company from October 1997 to May 1998. Prior to joining the Company, Mr. Lackner was employed for over 25 years with the Kirby Company, an established manufacturer and retailer of quality vacuum cleaners. His most recent position with the Kirby Company was as Senior Vice President of Research, Product Development and Technology, which position he had held since 1990. Mr. Lackner also served as a Vice President in manufacturing and production for the Kirby Company from 1981 to 1990.

    BRIAN P. MAHONEY has been the Senior Vice President of Sales for MAGI Sales, Inc., since June 1998. He was Senior Vice President of the Company from April 1998 to May 1998. He was Vice President of Sales for the Company from July 1997 to April 1998. Prior to joining the Company, from August 1994 to July 1997, Mr. Mahoney was the Vice President of Sales for Natural World, a direct sales company. From July 1992 to August 1994 he was a Region Vice President for Melaleuca, Inc., a direct sales company. For the 13 years prior to that, he was an independent contractor for the Kirby Company, serving as a sales person, Assistant Divisional Supervisor and Factory Distributor.

    DANIEL P. BYRNE was the Senior Vice President of Product Development and Marketing of Lightpost Publishing, Inc. from June 1998 through April 15, 1999. He was the Senior Vice President of Product Development and Marketing of the Company from June 1996 to May 1998. He was the Vice President of Marketing of the Company from March 1993 to June 1996. Prior thereto, he was a Vice President with Commemorative Press, an art retailing company co-founded by Kenneth E. Raasch and Thomas Kinkade. He was employed as Manager of Product Development and Manager of Concept Development by the Bradford Exchange, Ltd., an established manufacturer and marketer of collectible giftware, from October 1988 until February 1992. Mr. Byrne also served as the Product Manager of Precious Moments Collection, a multi-million dollar product line of Enesco Corporation, a subsidiary of Stanhome Inc., for a period of three years.

    There are no family relationships among the officers and directors of the Company, except that Brian P. Mahoney, Senior Vice President of Sales of Lightpost Publishing, Inc., is the son of Norman T. Mahoney, who has been a director of the Company from March 1997 to August 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer, the next three most highly compensated executive officers and individuals for whom disclosure would have been required but for the fact that they were not executive officers. We refer to all of these individuals as the "Named Officers." Effective June 1, 1998, Raymond A. Peterson replaced Craig A. Fleming as President and Chief Executive Officer of the Company and Mr. Fleming was appointed (1) President and Chief Executive Officer of Lightpost Publishing, Inc., and (2) President of Thomas Kinkade Stores, Inc., both wholly owned subsidiaries of the Company.


                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                    ANNUAL COMPENSATION             ------------------
                                           --------------------------------------                ALL
                                                                    OTHER ANNUAL    SECURITIES  OTHER
                                     FISCAL SALARY                  COMPENSATION    UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR    ($)      BONUS ($)        ($) (1)      OPTIONS(#)  ($)(2)
-----------------------------------  ----  -------    ----------    -------------   ----------  ------
Raymond A. Peterson ...............  1999  220,737       276,925          14,563       30,000    550
  President & CEO                    1998  150,000       246,442          12,563       25,000    270
                                     1997  126,066         6,798           7,929       25,000     --

Kenneth E. Raasch .................  1999  372,000     2,284,751(3)       25,471           --   1,812
  Chairman                           1998  372,000     1,431,393(3)       26,367           --    732
                                     1997  413,422            --          14,164           --     --

Craig A. Fleming ..................  1999  259,000(4)    326,436(5)       21,429       55,000    146
  President & CEO of                 1998  214,583       364,532(5)       61,189(6)    75,000     --
  Lightpost Publishing, Inc.         1997  63,077         10,025          27,526(7)    25,000     --

Brian P. Mahoney ..................  1999  169,999       366,533(5)       14,187       30,000   1,110
  Sr. V.P. of MAGI Sales, Inc.       1998  127,500       232,693(5)       42,090(8)    25,000     --
                                     1997      --             --              --           --     --

Thomas Kinkade ....................  1999  372,300(9)    100,000          21,870           --     --
  Creative Director                  1998  372,300(9)         --          25,868      600,000     --
                                     1997  372,300(9)         --           1,893           --     --

Daniel P. Byrne ...................  1999  181,560       216,087          12,822       30,000    735
  Sr. V.P of Prod. Dev. & Mrkt.(10)  1998  187,648       247,754          13,601       25,000    743
                                     1997  161,572         6,798           2,244           --     --


------------------------

 (1) Includes Profit Sharing Plan payments to Messrs. Peterson, Raasch, Byrne, Fleming, Mahoney and Kinkade for 1999, in the amounts of $12,055; $19,678; $10,506; $10,578; $8,187 and $19,692, respectively; and for 1998, in the amounts of $9,423; $22,495; $11,357; $12,559; $7,590 and $22,512,
     respectively.

 (2) Includes 401(k) Plan contributions to the accounts of Messrs. Peterson, Raasch, Fleming, Mahoney and Byrne for 1999, in the amounts of $550, $1,812, $146, $1,110 and $735 respectively and for 1998, in the amounts of $270, $732, $0, $0 and $743, respectively.


 (3) In 1999 and 1998, Mr. Raasch received incentive bonuses in the amounts of $2,284,751 and $1,431,393, respectively, (based upon the Company's annual growth in earnings per share) under his employment agreement. See "Employment, Severance and Change-of-Control Arrangements" on page 21.


 (4) Includes deferred income in the amount of $34,000.

 (5) Includes commission payments to Messrs. Fleming and Mahoney for 1999, in the amounts of $0 and $366,533, respectively and for 1998, in the amounts of $24,421 and $232,693, respectively.

 (6) Includes the cost to the Company of certain benefits provided to Mr. Fleming during 1997, aggregating $38,630, including relocation and living allowance incurred during the year.

 (7) Represents a signing bonus of $15,026 and a living allowance of $12,500 paid to Mr. Fleming.


 (8) Includes the cost to the Company of certain benefits provided to Mr. Mahoney during 1998, aggregating $34,500, including a living allowance of $12,000, a signing bonus of $10,000, an art bonus of $10,000 and an automobile allowance of $2,500.



 (9) Does not include $8,490,678, $5,047,441 and $1,323,977 earned by Thomas
     Kinkade in 1999, 1998 and 1997, respectively, under certain licensing royalty and other arrangements with the Company. See "Certain Relationships and Related Transactions" on page 22.


 (10) Mr. Byrne resigned from the Company in April 1999.

                                 OPTION GRANTS

    The table below shows stock option grants to the Named Officers during the 1999 fiscal year.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                   NUMBER OF        % OF TOTAL                                      ANNUAL RATES OF
                                  SECURITIES          OPTIONS                                         STOCK PRICE
                                  UNDERLYING        GRANTED TO                                      APPRECIATION FOR
                                    OPTIONS          EMPLOYEES        EXERCISE                       OPTION TERM(3)
                                    GRANTED          IN FISCAL          PRICE       EXPIRATION    --------------------
NAME                                (#)(1)             YEAR           ($/SH)(2)        DATE         5%($)     10%($)
------------------------------  ---------------  -----------------  -------------  -------------  ---------  ---------
Raymond A. Peterson...........        30,000              5.27            12.00       9/17/2008     226,402    573,747

Kenneth E. Raasch.............            --                --               --              --          --         --

Daniel P. Byrne...............        30,000              5.27            12.00       9/17/2008     226,402    573,747

Craig A. Fleming..............        30,000              5.27            12.00       9/17/2008     226,402    573,747
                                      25,000              4.39            19.00        7/1/2008     298,725    757,028

Thomas Kinkade................            --                --               --              --          --         --

Brian P. Mahoney..............        17,500               3.1            12.00       9/17/2008     132,068    334,686
                                      12,500               2.2            19.00        7/1/2008     149,362    378,514

------------------------

(1) These options become exercisable in equal annual installments over a three-year period. In the event of a change of control, the options listed above become immediately exercisable.

(2) All options were granted at no less than fair market value on the date of grant.


(3) We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, the Named Officers will receive no benefit from the options.

                               OPTIONS EXERCISED

    This table shows stock option exercises during fiscal year 1999 and the value of unexercised stock options held by the Named Officers on March 31, 1999.

             AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                            NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                               OPTIONS HELD AT                IN-THE-MONEY OPTIONS AT
                             SHARES                            MARCH 31, 1999                    MARCH 31, 1999(1)
                           ACQUIRED ON     VALUE      ---------------------------------  ---------------------------------
                            EXERCISE      REALIZED     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
NAME                           (#)         ($)(2)        (3)(4) #         (4)(5) #           ($)(3)           ($)(5)
-------------------------  -----------  ------------  --------------  -----------------  --------------  -----------------
Raymond A. Peterson......      20,000     230,100.00        73,225           52,500(6)      659,025.00        202,500.00

Kenneth E. Raasch........           0              0        15,000                0         135,000.00                 0

Craig A. Fleming.........           0              0        40,000          115,000(6)      360,000.00        540,000.00

Brian P. Mahoney.........       8,000      69,496.00           500           46,500(6)        4,500.00        148,500.00

Thomas Kinkade...........           0              0       600,000(6)             0       5,400,000.00                 0

Daniel P. Byrne..........      37,000     534,580.00        64,225           46,500(6)      578,025.00        148,500.00

------------------------

(1) The value of the unexercised in-the-money options is based on the closing price of $9.00 of the Company's common stock, as reported on the New York Stock Exchange, on March 31, 1999 and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Officers.

(2) The value realized on stock option exercises represents the difference between the grant price of the options exercised and the market price of the underlying shares of common stock as of the date of exercise multiplied by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Officers.

(3) Represents shares which are immediately exercisable and/or vested.

(4) Company stock options vest either at the rate of one-third or one-fifth on the first anniversary of the date of grant and one-third or one-fifth per year, as applicable, thereafter. These options are exercisable only to the extent vested.

(5) Represents shares which are not vested and not immediately exercisable.

(6) Includes unexercised out-of-the-money options.

                           TEN-YEAR OPTION REPRICING


                                          SECURITIES
                                          UNDERLYING                       EXERCISE                    LENGTH OF
                                          NUMBER OF    MARKET PRICE OF   PRICE AT TIME              ORIGINAL OPTION
                                         OPTIONS/SARS  STOCK AT TIME OF  OF REPRICING      NEW     TERM REMAINING AT
                                         REPRICED OR     REPRICING OR    OR AMENDMENT   EXERCISE   DATE OF REPRICING
NAME                             DATE    AMENDED (#)    AMENDMENT ($)         ($)       PRICE ($)    OR AMENDMENT
Raymond A. Peterson             9/17/98     30,000           12.00         20.75           12.00   9 years 9 months

Daniel P. Byrne                 9/17/98     30,000           12.00         20.75           12.00   9 years 9 months

Craig A. Fleming                9/17/98     30,000           12.00         20.75           12.00   9 years 9 months

Brian P. Mahoney                9/17/98     17,500           12.00         19.1875         12.00   9 years 10 months


            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has entered into employment agreements with the following executive officers.


    The Company entered into a Separation and Consulting Agreement with Kenneth
E. Raasch, effective as of May 27, 1999, whereby Mr. Raasch is no longer an employee of the Company. Instead he is an independent contractor who will provide consulting services to the Company. Nevertheless, Mr. Raasch will continue to serve in his capacity as a director as Chairman of the board. The agreement which terminates on December 31, 2001, provides for a monthly fee of $110,000 and the reimbursement of certain expenses. Previously, Mr. Raasch had entered into a five-year employment agreement with the Company in January 1994, to serve as Chairman, President and Chief Executive Officer of the Company. In May 1997, Mr. Raasch relinquished the position of President and became Chairman and Chief Executive Officer of the Company; in October 1997, Mr. Raasch also relinquished the position of Chief Executive Officer. The Separation and Consulting Agreement provides that Mr. Raasch will enter into a Stock Sale Agreement which provides that the Company has certain rights of first refusal relating to the sale of his shares. See "Certain Relationships and Related Transactions" on page 22.



    Mr. Kinkade was engaged by the Company as Art Director, later changed to Creative Director, for a period of five years at an annual base salary of $60,000, (increased to $472,300 effective as of April 1, 1999) under Mr. Kinkade's January 1, 1994 employment agreement with the Company. Mr. Kinkade is also entitled to certain royalties and other payments in connection with his artwork. See "Certain Relationships and Related Transactions" on page 22.


    Mr. Raymond A. Peterson's employment agreement provides for an annual base salary of $230,000 and provides that he will participate in all compensation and fringe benefit programs made available to other executive officers, including the Company's Stock Incentive Plan. The term of the employment agreement is for a period of three (3) years. He was previously engaged by the Company as its Chief Financial Officer at an annual base salary of $100,000 ($150,000 effective January 1, 1997 and increased to $180,000 as of April 6, 1998). Effective June 1, 1998, Raymond A. Peterson replaced Craig A. Fleming as President and Chief Executive Officer of the Company.

    Mr. Fleming, President and Chief Executive Officer of Lightpost Publishing, Inc. and President of Thomas Kinkade Stores, Inc., (previously President and CEO of the Company), entered into a three-year employment agreement with the Company effective as of May 8, 1997 that supersedes a prior employment agreement. The agreement provides for an annual base salary of $225,000, the opportunity to participate in any bonus plan adopted for the benefit of senior executives, a monthly living allowance through December 1997, a $10,000 art allowance, a relocation expense payment and a twelve-month living allowance in the event of relocation of Mr. Fleming's immediate family to Santa Clara County, California, in addition to other benefits. The Company also granted to Mr. Fleming under the agreement an option to purchase 50,000 shares of the Company's common stock at fair market value on the date of formal board approval of such options; an option to purchase 25,000 shares of the Company's common stock at fair market value on July 1,1998; and an option to purchase 25,000 shares of the Company's common stock at fair market value on July 1, 1999.


    Mr. Brian Mahoney, Senior Vice President of MAGI Sales, Inc., entered into a three-year employment agreement with the Company effective as of July 1, 1997. The agreement provides for an annual base salary of $170,000, commission based on Company sales, a one-time art bonus of $10,000, a monthly living allowance for six (6) months, in addition to certain other benefits. The Company also granted to Mr. Mahoney under the agreement an option to purchase 25,000 shares of the Company's common stock at fair market value on the date of formal board approval of such options; an option to purchase 12,500 shares of the Company's common stock at fair market value on July 1, 1998; and an option to purchase 12,500 shares of the Company's common stock at fair market value on July 1, 1999.


    The employment agreements of Messrs. Peterson, Kinkade, Mahoney and Fleming each provide for the officer to receive all salary and bonus payments that would have been payable to him for the remaining term of the agreement after a "Change in Control" which provides "Good Reason" for the officer to terminate his employment. "Good Reason" is defined to include, among other things, the assignment to the officer of duties inconsistent with his senior executive status, a reduction in his base salary, a relocation of the officer or the Company's principal office and the termination of any compensation or other employee benefits plans in which he was eligible to participate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LICENSE AGREEMENT WITH THOMAS KINKADE. Effective December 3, 1997, the Company entered into a new license agreement with Thomas Kinkade, a director, employee and principal stockholder of the Company. The new license agreement supersedes a previous license agreement under which Mr. Kinkade received a flat fee of $18,750 per painting delivered to the Company for reproduction, a royalty agreement under which the Company paid Mr. Kinkade a royalty of 5.0% of net sales of Company-owned stores using his name and certain other arrangements. Under the new license agreement, Mr. Kinkade is paid a royalty of 4.5% of consolidated net revenues of the Company. Mr. Kinkade is also employed by the Company as Creative Director. Mr. Kinkade and Mr. Raasch have an understanding whereby Mr. Kinkade will through May 8, 2000 pay to Mr. Raasch 45.5% of royalty payments payable to Mr. Kinkade by the Company from the sale of studio proofs. In the past Mr. Kinkade paid Mr. Raasch 50% of the royalty payments payable to Mr. Kinkade by the Company from the sale of studio proofs. In fiscal 1999, Mr. Kinkade and Mr. Raasch shared approximately $3,567,792 in royalty payments from the sale of studio proofs.

    Under the new license agreement Thomas Kinkade granted the Company perpetual and exclusive rights to each image produced by Mr. Kinkade under the new license agreement, as well as to the library of over 170 existing Thomas Kinkade images, subject to certain exceptions. In particular, the Company has the exclusive right to produce, sell, distribute and promote reproductions of Mr. Kinkade's artwork in any form and the right to use the name and likeness of the artist in promoting the sale of its products and development of any brand name associated with Mr. Kinkade. The new license agreement requires Mr. Kinkade to deliver 150 paintings to the Company during the period commencing December 3, 1997 and ending 15 years thereafter, with at least 10 paintings to be delivered during each of the first five years. Mr. Kinkade has the right to approve the Company's products based upon his artwork, as well as promotional materials, business plans and strategic relationships relating to such products or the use of his name or likeness. Mr. Kinkade retains ownership of the original paintings he produces.

    The new license agreement permits Mr. Kinkade to reproduce up to two pieces annually to raise money for the City of Placerville, California. Mr. Kinkade also retained the right to use his name, likeness and certain artwork in association with non-profit organizations. In addition, Mr. Kinkade retained the right to use his name in connection with for-profit ventures with the Company's prior consent, provided that he first offers the opportunity to the Company. Mr. Kinkade is otherwise subject to a non-compete agreement with the Company under the new license agreement.

    The new license agreement is terminable by either party after failure by the other party for 90 days to cure a material breach of the agreement. In addition, Mr. Kinkade may terminate the new license agreement in the event of the Company's insolvency or upon a change of control of the Company. A change in control is defined to occur on the date when any person or group (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) beneficially owns (as defined in such Rule) a number of shares of common stock of the Company in excess of the number of shares then beneficially owned by Mr. Kinkade. The computation excludes stockholders as of December 3, 1997, to the extent of their beneficial holdings of Common Stock as of such date. The right of termination may not be invoked by Mr. Kinkade if it is triggered as a result of Mr. Kinkade's transfer of shares. After December 3, 2012, the perpetual nature of the new license agreement may be terminated by Mr. Kinkade if the Company engages in any material business enterprises unrelated to his work or brand name to which he objects. Upon any termination of the new license agreement by Mr. Kinkade, the Company would be prohibited from selling any products based upon Mr. Kinkade's artwork, other than the Company's then existing product inventory.

    In addition, pursuant to the new license agreement, the Company and Thomas Kinkade entered into a stock option agreement as of December 3, 1997, wherein the Company granted to Mr. Kinkade a fifteen-year non-statutory option to purchase 600,000 shares of common stock of the Company at $12.375, the closing price on the date of grant.

    SEPARATION AND CONSULTING AGREEMENT. The Company entered into a Separation and Consulting Agreement with Kenneth E. Raasch as of May 27, 1999. Under the agreement, Mr. Raasch is no longer an employee of the Company. Instead, he is an independent contractor who will provide consulting services to the Company, as requested by the President and Chief Executive Officer, for a monthly fee of $110,000 and the reimbursement of certain expenses. Upon a majority vote of the board, the agreement is terminable by the Company for good cause, with sixty
(60) days prior written notice to Mr. Raasch. Good cause is defined to mean Mr. Raasch's failure to substantially perform his duties after a written demand for substantial performance has been made by the board or if he willfully engages in conduct which is demonstrably or materially injurious to the Company. However, Mr. Raasch's termination as a consultant will not be final until the parties have arbitrated the issues. In addition, Mr. Raasch is subject to a non-compete clause with the Company under the agreement, although he will be reasonably permitted by the Company to conduct business in areas identified by the parties under confidentiality or nondisclosure agreements. Effective September 1, 1999, the Company intends to sublease its office space located at 333 West Santa Clara Street, San Jose, California to Mr. Raasch.

    In addition, under a separate but related Stock Sale Agreement dated as of May 27, 1999, Mr. Raasch, Mrs. Raasch and the Raasch Family Trust gave a right of first refusal to the Company with respect to the purchase or other transfer of shares of the Company's common stock they hold. Under this agreement, as long as Mr. Raasch remains a ten percent or more stockholder, he will continue to have access to certain financial information about the Company beyond that normally given to stockholders. Both the Separation and Consulting Agreement and the Stock Sale Agreement terminate on December 31, 2000.

    OWNERSHIP AND SALE OF THOMAS KINKADE GALLERY, VALLEY FAIR. On June 30, 1995, the Company purchased the Thomas Kinkade Gallery, Valley Fair from Linda
L. Raasch, spouse of Kenneth E. Raasch, who was President, Chairman and Chief Executive Officer of the Company at the time, for an aggregate purchase price of approximately $1,500,000, of which $1,200,000 was paid in the form of an 8.0% subordinated convertible promissory note due October 10, 2002. The note is convertible into common stock of the Company at a price of $7.25 per share. The entire principal amount of the note is due at maturity, unless converted prior to maturity. Prior to the consummation of the sale transaction, an independent appraisal of the gallery was performed and the terms of the purchase were approved by a special committee of the board.

    OTHER AGREEMENTS WITH CERTAIN DIRECTORS. On April 1, 1997, the Company entered into a one-year consulting agreement with Michael L. Kiley, a director of the Company. In the consulting agreement, Mr. Kiley agreed to act as a liaison between Thomas Kinkade and the Company and to provide various other consulting services in exchange for a fee of $6,000 per month and an option to purchase 25,000 shares of the Company's common stock priced at the then fair market value of the shares. Effective August 1, 1997, the consulting agreement was amended to provide for consulting fees of $10,000 per month. In June 1997 and September 1997, the Company granted to Mr. Kiley options to purchase 20,000 and 30,000 shares of common stock, respectively, at the then-fair market value of the common stock. In October 1997, the board awarded Mr. Kiley a consulting bonus of $90,000 (payable in the amount of $45,000 immediately and $45,000 payable in April 1998) in connection with various consulting services provided by Mr. Kiley. On June 22, 1998, the board approved another amendment to the consulting agreement whereby Mr. Kiley's bonus would be tied to earnings per share growth of consolidated net earnings of the Company. On March 4, 1999, the board authorized (1) the extension of the consulting agreement for an additional year and (2) the grant of an option to purchase 20,000 shares of common stock with a grant date of April 1, 1999, at the then-fair market value of the common stock.

    In fiscal 1999, the Company paid Norman A. Nason, a director of the Company,
(1) $1,000 for serving as a member of the Compensation Committee, (2) $1,250 for providing various services to the Company at the request of the board and (3) $33,500 for real estate brokerage services.

                            STOCK PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Standard & Poor's 500 Index and a peer group constructed by the Company composed of Department 56, Inc., Marvel Entertainment Group, Inc., Score Board, Inc., Stanhome, Inc. and Topps Co. Inc. (the "Peer Group"), each of which assumes an initial value of $100 and reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MAGI      PEER GROUP    S&P 500
3/31/95      $100.00       $100.00    $100.00
3/31/96       $43.00       $142.00    $129.00
3/31/97       $76.00       $232.00    $151.00
3/31/98      $310.00       $360.00    $220.00
3/31/99      $141.00       $522.00    $257.00

                   TOTAL RETURNS--WITH DIVIDENDS REINVESTED--
--------------------------------------------------------------------------------
                        MARCH 31, 1995 TO MARCH 31, 1999
--------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes that during fiscal 1999, all of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The table below shows how much Company common stock is owned by the directors, the Named Officers and owners of more than 5% of the Company's outstanding common stock, as of June 25, 1999.


    Except as otherwise indicated below, the persons listed below have advised the Company that they have sole voting and investment power with respect to the securities shown as owned by them. On June 25, 1999, there were 12,920,462 shares of the Company's common stock outstanding.



                                                                 TOTAL AMOUNT AND
                                     NUMBER OF                      NATURE OF      PERCENTAGE OF
NAME OF BENEFICIAL OWNERS AND          SHARES       RIGHT TO        BENEFICIAL      OUTSTANDING
ADDRESSES(1)                          OWNED(2)     ACQUIRE(3)      OWNERSHIP(4)       SHARES
Kenneth E. Raasch                    3,471,691(5)     180,517(6)   3,652,208              27.9  %
Thomas Kinkade                       3,140,651(7)     600,000      3,740,651              27.7  %
Raymond A. Peterson                     28,000         79,225        107,225            *
Michael L. Kiley                             0         48,300         48,300            *
Craig A. Fleming                           250         63,500         63,750            *
Norman A. Nason                              0         21,681         21,681            *
Norman T. Mahoney                        1,000         11,500         12,500            *
W. Michael West                         10,000          5,000         15,000            *
Brian P. Mahoney                             0         13,000         13,000            *
Directors and executive officers as
  a group (11 persons)(8)            6,662,292      1,048,423      7,710,715              55.2  %


*   Less than one (1) percent.

(1) All addresses are 521 Charcot Avenue, San Jose, California 95131.

(2) Excludes shares that may be acquired through stock option exercises.

(3) Shares that can be acquired through stock option exercises through August 24, 1999.

(4) Beneficial ownership is determined according to the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to
    (a) securities actually owned and/or (b) shares of common stock acquired through stock option exercises within sixty (60) days from the record date, which is August 24, 1999.

(5) The shares owned by Mr. Raasch are held by Mr. Kenneth E. Raasch and Mrs. Linda Louise Raasch, as Trustees of the Raasch Family Trust, May 18, 1993.

(6) Includes 165,517 shares of common stock which may be acquired upon the conversion of a $1,200,000 promissory note issued to Linda Raasch, the wife of Mr. Raasch, on June 30, 1995. Also includes 15,000 shares subject to options held by Mr. Raasch.

(7) The shares owned by Mr. Kinkade are jointly held in the names of Mr. Thomas Kinkade and Mrs. Nanette Kinkade.

(8) Messrs. Raasch, Kinkade, Peterson, Kiley, Fleming, Nason, Mahoney, West and other executive officers are members of the group.

                             STOCKHOLDER PROPOSALS

    If you want us to consider including a proposal in our 2000 Proxy Statement, you must (1) deliver it to the Company's Corporate Secretary at our principal executive office no later than March 1, 2000 and (2) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's Proxy Statement for that meeting. New SEC rules regarding stockholder proposals became effective on June 29, 1998. Under these new rules, if the Company receives notice later than May 15, 2000, which is 45 days before the anniversary of the mailing of the proxy materials for the last annual meeting, of any matter a stockholder intends to propose for a vote at the 2000 Annual Meeting of Stockholders, then a proxy solicited by the board of the Company may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                          COSTS OF PROXY SOLICITATION

    The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm this year.


                         TRANSACTION OF OTHER BUSINESS



    At the date of this Proxy Statement, the board knows of no other business that will be conducted at the 1999 Annual Meeting of Stockholders other than as described in this Proxy Statement.



    An annual report on Form 10-K, excluding exhibits, for the fiscal year ended March 31, 1999 is enclosed with this Proxy Statement.



By Order of the Board,



      [LOGO]

James F. Landrum, Jr.
Secretary



July 1, 1999
San Jose, California



   Media Arts Group, Inc.      521 Charcot Avenue, San Jose, California 95131



(408) 324-2020              WWW.MEDIAARTS.COM             NYSE Stock Symbol: MDA

                                   APPENDIX A
                           1998 STOCK INCENTIVE PLAN

    The following is a summary of the principal provisions of the Stock Incentive Plan.

ADMINISTRATION

    The plan is administered by the Compensation Committee (the "Committee") which is comprised of at least two non-employee directors. The Committee selects the key employees of the Company or any subsidiary who will receive awards, determines the size of any award and establishes any vesting or other conditions.

ELIGIBILITY


    Key employees including independent contractors of the Company are eligible to receive awards under the plan. Directors who are not employees of the Company or any of its subsidiaries, also known as non-employee directors, are eligible to receive automatic grants under the plan. As of the June 25, 1999, approximately 50 persons had received approximately 530,000 option awards under the plan, of this amount, options to purchase 200,000 shares were granted to the executive officers and directors as a group. It is not possible to determine how many eligible employees will participate in the plan in the future.


OPTIONS AND STOCK APPRECIATION RIGHTS


    Options may include incentive stock options, also known as ISOs, intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code, as well as nonstatutory stock options, also known as NSOs. The exercise price of ISOs must be equal to or greater than 100% (110% for 10% stockholders) of the fair market value of the common stock on the date of grant. The exercise price of NSOs must be equal to or greater than 85% of the fair market value of the common stock on the date of grant. On June 25, 1999, the Company's common stock closed at $4.00 per share. The term of an ISO cannot exceed ten (10) years (or five (5) years for 10% stockholders), and all options and SARs are nontransferable prior to the optionee's death. The exercise price of an option may be paid in any lawful form permitted by the Committee, including cash or the surrender of shares of common stock already owned by the optionee.


    A stock appreciation right, or SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from the Company, either in shares of common stock or in cash or a combination of the two, in lieu of exercising the option, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of an SAR is measured by the difference between the market value of the optioned stock at exercise and the exercise price. SARs may be granted in combination with options or on a stand-alone basis. Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. The Committee has no present intention to issue SARs under the plan except under the non-employee director automatic grant provisions as described below.

STOCK UNITS

    Stock unit awards consist of grants of stock units for no consideration, subject to such terms, conditions and restrictions as the Committee may determine. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock, and it is nontransferable prior to the holder's death. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents.

    Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. Vested stock units will be settled at the time determined by the Committee. With the Committee's consent, the recipient of stock units may pay all projected withholding taxes relating to the award with common stock rather than cash.

VESTING CONDITIONS

    The Committee determines the number of options, SARs and stock units to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria. In general, the vesting conditions will be based on the employee's service after the date of grant. Vesting may be accelerated in the event of the employee's death, disability or retirement or in the event of a change of control.

    The events which constitute a change of control for purposes of the plan are
(1) when a person or entity becomes the beneficial owner of 15% or more of the voting power of Media Arts' shares, (excluding current 15% stockholders) or (2) during any two consecutive years, members of the board at the beginning of such period cease to constitute a majority thereof, unless the election or nomination of each director is approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of such period, or (3) the occurrence of any other change of control reportable under the Exchange Act, or
(4) stockholder approval of a merger or consolidation of Media Arts, or (5) the adoption of a plan of complete liquidation of Media Arts, or stockholder approval of the sale by Media Arts of all or substantially all of its assets. The events described under subparagraphs (1), (3) and (4) above will not be deemed a change of control if so determined by the board.

AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

    The plan provides that non-employee directors will automatically receive an NSO covering 5,000 shares annually at an exercise price equal to 85% or more of the fair market value of common stock on the date of grant. In fiscal 1999, the annual, automatic option grant to four non-employee directors of 5,000 shares each of common stock was made on September 30, 1998, at an exercise price of $7.76 per share. NSOs granted to non-employee directors become immediately and fully exercisable as of their respective grant dates. The NSOs expire ten (10) years after grant, except that they expire on the first anniversary after the non-employee director's service terminates, if sooner. All NSOs granted to non-employee directors include an SAR that is exercisable for cash only during the 30-day period following a change of control with respect to the Company.

    The plan also provides that all new non-employee directors may receive, at the discretion of the Committee, 1,000 stock units when they first become elected to the Board. These stock units will be settled by issuing an equal number of shares of common stock. Settlement occurs on the earliest of (1) the date one year after the date of grant, (2) the date of a change of control with respect to the Company or (3) the date when the non-employee director's service terminates for any reason.

LIMITATION ON PAYMENTS

    Any provision of the plan to the contrary notwithstanding, in the event that the Company's current independent auditors determine that any payment or transfer by the Company under the plan to or for the benefit of a participant would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" set forth in Section 280G of the Internal Revenue Code, then the aggregate present value of all payments shall be reduced (but not below zero) to the reduced amount, as defined below; provided that the Committee, at the time of making an award under the plan or at any time after that, may specify in writing that such award shall not be so reduced and shall not be subject to Article 14 of the plan. "Reduced amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the payments without causing any payment to be nondeductible by the Company because of Section 280G of the Internal Revenue Code, present value shall be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code. Any such reductions shall be made in accordance with the procedures set forth in Section 14.2 of the plan. All determinations made by the auditors under Article 14 of the plan shall be binding on the Company and participants in the plan and shall be made within sixty (60) days of the date when a payment becomes payable or transferable.



    In connection with the calculation of the reduced amount under Article 14 of the plan, payments may be made which should not have been made, known as an overpayment, or payments which should have been made may not be made, known as an underpayment. If the auditors determine, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or a participant in the plan which the auditors believe has a high probability of success, determine that an overpayment has been made, such overpayment shall be treated for all purposes as a loan to the participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Internal Revenue Code; provided, however, that no amount shall be payable by the participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under
Section 4999 of the Internal Revenue Code. In the event that the auditors determine that an underpayment has occurred, such underpayment shall promptly be paid or transferred by the Company to or for the benefit of the participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Internal Revenue Code.


OTHER PROVISIONS

    The Committee is authorized, within the provisions of the plan, to amend the terms of outstanding stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options. The Committee has no present intention to modify the terms of any outstanding stock-based incentive awards.

NUMBER OF AVAILABLE SHARES


    The total number of shares available for grant under the plan is 270,083, plus 650,000 additional shares of common stock if the amendment to the plan is adopted by the stockholders. In addition, if awards under the prior employee and director stock option plans are forfeited or terminated before being exercised or vested, the corresponding common shares become available for awards under this plan. The total number of shares available for grant under the plan shall be subject to adjustment in the event of stock splits, stock dividends and other similar recapitalization transactions. If any options, SAR's, stock units are forfeited, or if options terminate for any other reason prior to exercise, then the underlying shares again become available for awards.



    The Committee has full discretion to determine the number of options, SARs and stock units to be granted to employees under the plan; provided, however, that no individual may receive option or SAR grants in a single calendar year covering more than 200,000 shares. Awards to non-employee directors under the plan are fixed. See "Compensation of Directors" on page 12.


TERM OF THE PLAN, AMENDMENT AND TERMINATION

    The board may at any time amend, modify or terminate the plan. An amendment of the plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable law. The plan shall remain in effect until it is terminated except that no ISOs may be granted after June 21, 2008.


    GENERAL FEDERAL TAX CONSEQUENCES. Under current federal laws, in general, recipients of awards and grants of NSOs, ISOs, SARs and stock units under the Plan are taxable under Section 83 of the Internal

Revenue Code upon their receipt of common stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Internal Revenue Code, recipients of ISOs are generally not taxable on their receipt of Common Stock upon their exercises of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to any income tax deductions with respect to such exercises. Participants in the plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

    SECTION 162(m) LIMITATION.In general, under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

    The Company has structured the plan in such a manner that, the remuneration attributable to stock options and SARs which meet the other requirements of
Section 162(m) will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

                                     APPENDIX B

                  MEDIA ARTS GROUP, INC. 1998 STOCK INCENTIVE PLAN

                             MEDIA ARTS GROUP, INC.



                                     1998
                               STOCK INCENTIVE PLAN

                             TABLE OF CONTENTS


ARTICLE 1   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE 2   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  4
2.1         Committee Composition. . . . . . . . . . . . . . . . . . . . .  4
2.2         Committee Responsibilities . . . . . . . . . . . . . . . . . .  5
ARTICLE 3   SHARES AVAILABLE FOR GRANTS. . . . . . . . . . . . . . . . . .  5
3.1         Basic Limitation . . . . . . . . . . . . . . . . . . . . . . .  5
3.2         Unused Shares Under This Plan. . . . . . . . . . . . . . . . .  5
3.3         Unused Shares Under Prior Plans. . . . . . . . . . . . . . . .  5
3.4         Dividend Equivalents . . . . . . . . . . . . . . . . . . . . .  5
ARTICLE 4   ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . .  6
4.1         General Rules. . . . . . . . . . . . . . . . . . . . . . . . .  6
4.2         Outside Directors. . . . . . . . . . . . . . . . . . . . . . .  6
4.3         Incentive Stock Options. . . . . . . . . . . . . . . . . . . .  7
ARTICLE 5   OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
5.1         Stock Option Agreement . . . . . . . . . . . . . . . . . . . .  7
5.2         Number of Shares . . . . . . . . . . . . . . . . . . . . . . .  7
5.3         Exercise Price . . . . . . . . . . . . . . . . . . . . . . . .  7
5.4         Exercisability and Term. . . . . . . . . . . . . . . . . . . .  7
5.5         Expiration . . . . . . . . . . . . . . . . . . . . . . . . . .  8
5.6         Effect of Change in Control. . . . . . . . . . . . . . . . . .  8
5.7         Modification or Assumption of Options. . . . . . . . . . . . .  8
ARTICLE 6   PAYMENT FOR OPTION SHARES. . . . . . . . . . . . . . . . . . .  8
6.1         General Rule . . . . . . . . . . . . . . . . . . . . . . . . .  9
6.2         Surrender of Stock . . . . . . . . . . . . . . . . . . . . . .  8
6.3         Exercise/Sale. . . . . . . . . . . . . . . . . . . . . . . . .  8
6.4         Exercise/Pledge. . . . . . . . . . . . . . . . . . . . . . . .  8
6.5         Promissory Note. . . . . . . . . . . . . . . . . . . . . . . .  9
6.6         Other Forms of Payment . . . . . . . . . . . . . . . . . . . .  9
ARTICLE 7   STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . .  9
7.1         SAR Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  9
7.2         Number of Shares . . . . . . . . . . . . . . . . . . . . . . .  9
7.3         Exercise Price . . . . . . . . . . . . . . . . . . . . . . . .  9
7.4         Exercisability and Term. . . . . . . . . . . . . . . . . . . .  9
7.5         Effect of Change in Control. . . . . . . . . . . . . . . . . .  9
7.6         Exercise of SARs . . . . . . . . . . . . . . . . . . . . . . . 10
7.7         Modification or Assumption of SARs . . . . . . . . . . . . . . 10
ARTICLE 8   STOCK UNITS. . . . . . . . . . . . . . . . . . . . . . . . . . 10
8.1         Time, Amount and Form of Awards. . . . . . . . . . . . . . . . 10

                                   2


8.2         Vesting Conditions . . . . . . . . . . . . . . . . . . . . . . 10
8.3         Form and Time of Settlement of Stock Units . . . . . . . . . . 10
8.4         Death of Recipient . . . . . . . . . . . . . . . . . . . . . . 11
8.5         Creditors' Rights. . . . . . . . . . . . . . . . . . . . . . . 11
ARTICLE 9   VOTING AND DIVIDEND RIGHTS . . . . . . . . . . . . . . . . . . 11
9.1         Stock Units. . . . . . . . . . . . . . . . . . . . . . . . . . 11
ARTICLE 10  PROTECTION AGAINST DILUTION. . . . . . . . . . . . . . . . . . 11
10.1        Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . 11
10.2        Reorganizations. . . . . . . . . . . . . . . . . . . . . . . . 12
ARTICLE 11  AWARDS UNDER OTHER PLANS . . . . . . . . . . . . . . . . . . . 12
ARTICLE 12  PAYMENT OF DIRECTOR'S FEES IN SECURITIES . . . . . . . . . . . 12
12.1        Effective Date . . . . . . . . . . . . . . . . . . . . . . . . 12
12.2        Elections to Receive NSOs or Stock Units . . . . . . . . . . . 12
12.3        Number and Terms of NSOs or Stock Units. . . . . . . . . . . . 12
ARTICLE 13  LIMITATION ON RIGHTS . . . . . . . . . . . . . . . . . . . . . 13
13.1        Retention Rights . . . . . . . . . . . . . . . . . . . . . . . 13
13.2        Stockholders' Rights . . . . . . . . . . . . . . . . . . . . . 13
13.3        Regulatory Requirements. . . . . . . . . . . . . . . . . . . . 13
ARTICLE 14  LIMITATION ON PAYMENTS . . . . . . . . . . . . . . . . . . . . 13
14.1        Basic Rule . . . . . . . . . . . . . . . . . . . . . . . . . . 13
14.2        Reduction of Payments. . . . . . . . . . . . . . . . . . . . . 13
14.3        Overpayments and Underpayments . . . . . . . . . . . . . . . . 14
14.4        Related Corporations . . . . . . . . . . . . . . . . . . . . . 14
ARTICLE 15  WITHHOLDING TAXES. . . . . . . . . . . . . . . . . . . . . . . 14
15.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
15.2        Sharing Withholding. . . . . . . . . . . . . . . . . . . . . . 14
ARTICLE 16  ASSIGNMENT OR TRANSFER OF AWARDS . . . . . . . . . . . . . . . 15
16.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
ARTICLE 17  FUTURE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . 15
17.1        Term of the Plan . . . . . . . . . . . . . . . . . . . . . . . 15
17.2        Amendment or Termination . . . . . . . . . . . . . . . . . . . 15
ARTICLE 18  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 15
ARTICLE 19  EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                   3

                         MEDIA ARTS GROUP, INC.

                       1998 STOCK INCENTIVE PLAN

         (Adopted Effective June 22, 1998 And Amended June 23, 1999)

     ARTICLE 1.     INTRODUCTION.

     The Plan was adopted by the Board on June 22, 1998, subject to approval by the Company's stockholders at the annual meeting on September 17, 1998.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

     ARTICLE 2.    ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under Plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4) (C) of the Code.

     The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under
Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     2.2  COMMITTEE RESPONSIBILITIES.    The Committee shall:

          (a) Select the Key Employees who are to receive Awards under the Plan;

          (b) Determine the type, number, vesting requirements and other features and Conditions of such Awards;

          (c)  Interpret the Plan; and

          (d) Make all other decisions relating to the operation of the Plan.

     The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized by unissued shares or treasury shares. The aggregate number of Stock Units, Options and SARs awarded under the Plan shall not exceed 1,150,000 plus the number of Common Shares that remained available for issuance under the Prior Plans at the time of the adoption of this Plan. (No additional awards shall be made under the Prior Plans after the adoption of this Plan, unless the Company's stockholders fail to approve this Plan as provided in Section 17.1.) The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

     3.2 UNUSED SHARES UNDER THIS PLAN. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available for Awards under the Plan. Common Shares withheld or surrendered under Section 6.2 or 15.2 shall become available for Awards under the Plan.

     3.3  UNUSED SHARES UNDER PRIOR PLANS.   If stock units, options or SARs
granted under the Prior Plans are forfeited after the adoption of this Plan or if options or SARs granted under the Prior Plans terminate for any other reason before being exercised, but after the adoption of this Plan, then the corresponding Common Shares shall become available for Awards under this Plan.

     3.4  DIVIDEND EQUIVALENTS.   Any dividend equivalents distributed under
the Plan shall not be applied against the number of Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     ARTICLE 4.   ELIGIBILITY.

     4.1  GENERAL RULES.   Only Key Employees (including, without limitation,
independent contractors) shall be eligible for designation as Participants by the Committee.

     4.2 OUTSIDE DIRECTORS. Any other provision of the plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

          (a) Outside Directors (acting in their capacity as directors) shall receive no Awards except as described in this Section 4.2 and Article 12.

          (b) On the last business day in September of each year, each Outside Director shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Article 10). Such NSO shall include an SAR exercisable only during the 30-day period following Change in Control with respect to the Company. Such NSO shall be cancelled to the extent that such SAR is exercised, and such SAR shall be cancelled to the extent that such NSO is exercised. Such SAR shall be settled only in cash and shall be subject to the same terms and conditions (including the Exercise Price and the expiration date) as the related NSO.

          (c) All NSOs granted to an Outside Director under this Section 4.2 shall be immediately exercisable on the date of grant.

          (d) The Exercise price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 85% or more of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

          (e) All NSOs granted to an Outside Director under this Section 4.2 shall terminate on the earlier of:

               (i)  The tenth (10th) anniversary of the date of grant; or

              (ii) The first (1st) anniversary of the termination of such Outside Director's service for any reason.

          (f) Each Outside Director who first becomes a member of the Board after the adoption of this plan may receive, at the discretion of the Board, a one-time grant of 1,000 Stock Units (subject to adjustment under Article 10). Such Stock Units may be granted on the date when such Outside Director first joins the Board.

          (g)  All Stock Units granted to an Outside Director under this Section
     4.2 shall be settled by issuing an equal number of Common Shares to such Outside Director. The issuance shall occur on the earliest of:

               (i)   The first anniversary of the date of grant;

               (ii)  The date of Change in Control with respect to the Company;
               or

               (iii) The date of the termination of such Outside Director's service for any reason.

     4.3  INCENTIVE STOCK OPTIONS.     Only Key Employees who are common-law
employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422 (c) (6) of the Code are satisfied.

     ARTICLE 5.      OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

     5.2  NUMBER OF SHARES.   Each Stock Option Agreement shall specify the
number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant.

Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Stock Units and such an Award may provide that the NSOs will not be exercisable unless the related Stock Units are forfeited. Optionees may be required to comply with any timing or other restrictions with respect to settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Committee.

     5.5  EXPIRATION.

          5.5.1  ISO GRANTS.

          An ISO may not be exercised to any extent after the first to occur of the following events:

                 (a) The expiration of ten (10) years from the date the ISO was granted; or

                 (b) If the employee owned (within the meaning of Section
                     424(d) of the Code), at the time the ISO was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent thereof, the expiration of five (5) years from the date the ISO was granted; or

                 (c) The time of the employee's termination of employment
                     unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

                 (d) The expiration of three (3) months from the date of the employee's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the employee dies within said three-month period; or

                 (e) The expiration of one (1) year from the date of the
                     employee's termination of employment by reason of his disability (within the meaning of Section 22(c)(3) of the Code); or

                 (f) The expiration of one (1) year from the date of the
                     employee's death.

          5.5.2  NSO Grants to independent contractors.

          An NSO may not be exercised to any extent after the first to occur of the following events:

                 (a) The expiration of ten (10) years from the date the NSO was granted; or

                 (b) The time of the independent contractor's termination of employment unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

                 (c) The expiration of one (1) year from the date of the
                     consultant's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the independent contractor dies within said one-year period; or

                 (d) The expiration of one (1) year from the date of the
                     independent contractor's termination of employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

                 (e) The expiration of one (1) year from the date of the
                     independent contractor's death.

          5.5.3  NSO grants to employees

          An NSO may not be exercised to any extent after the first to occur of the following events:

                 (a) The expiration of ten (10) years from the date the NSO was granted; or

                 (b) The time of the employee's termination of employment
                     unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

                 (c) The expiration of six (6) months from the date of the
                     employee's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the employee dies within said six-month period; or

                 (d) The expiration of one (1) year from the date of the
                     employee's termination of employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

                 (e) The expiration of one (1) year from the date of the
                     employee's death.

     5.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     5.7 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such option.

     ARTICLE 6.   PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2  SURRENDER OF STOCK.   To the extent that this Section 6.2 is
applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

     6.3  EXERCISE/SALE.   To the extent that this Section 6.3 is applicable,
payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

     6.6  OTHER FORMS OF PAYMENT.   To the extent that this Section 6.6 is
applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

     ARTICLE 7.   STOCK APPRECIATION RIGHTS.

     7.1  SAR AGREEMENT.   Each grant of an SAR under the Plan shall be
evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     7.2  NUMBER OF SHARES.   Each SAR Agreement shall specify the number of
Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

     7.3  EXERCISE PRICE.   Each SAR Agreement shall specify the Exercise
Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     7.4  EXERCISABILITY AND TERM.   Each SAR Agreement shall specify the date
when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

     7.6  EXERCISE OF SARS.   The exercise of an SAR shall be subject to the
restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares,
(b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

     7.7  MODIFICATION OR ASSUMPTION OF SARS.   Within the limitations of the
Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercisable price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 8.    STOCK UNITS.

     8.1  TIME, AMOUNT AND FORM OF AWARDS.   Awards under the Plan may be
granted in the form of Stock Units. Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

     8.2  VESTING CONDITIONS.   Each Award of Stock Units shall become vested,
in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

     8.3 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an

Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the Article 10.

     8.4  DEATH OF RECIPIENT.   Any Stock Units Award that becomes payable
after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     8.5  CREDITOR'S RIGHTS.   A holder of Stock Units shall have no rights
other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     ARTICLE 9.    VOTING AND DIVIDEND RIGHTS.

     9.1 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents, which are not paid, shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     ARTICLE 10.   PROTECTION AGAINST DILUTION.

     10.1  ADJUSTMENTS.   In the event of a subdivision of the outstanding
Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclarification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (a) The number of Options, SARs and Stock Units available for future Awards under Article 3;

          (b)   The limitations set forth in Sections 5.2 and 7.2;

          (c) The number of NSOs and Stock Units to be granted to Outside Directors under Section 4.2;

          (d) The number of Stock Units included in any prior Award which has not yet been settled;

          (e) The number of Common Shares covered by each outstanding Option and SAR; or

          (f)   The Exercise Price under each outstanding Option and SAR.

     Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

     ARTICLE 11.   AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

     ARTICLE 12.     PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     12.1 EFFECTIVE DATE.   No provision of this Article 12 shall be effective
unless and until the Board has determined to implement such provision.

     12.2 ELECTIONS TO RECEIVE NSOS OR STOCK UNITS.   An Outside Director may
elect to receive his or her meeting fees from the Company in the form of cash, NSOs, Stock Units, or a combination thereof, as determined by the Board. Such NSOs and Stock Units shall be issued under the Plan. An election under this
Article 12 shall be filed with the Company on the prescribed form.

     12.3 NUMBER AND TERMS OF NSOS OR STOCK UNITS.   The number of NSOs or
Stock Units to be granted to Outside Directors in lieu of meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Stock Units shall also be determined by the Board.

     ARTICLE 13.    LIMITATION ON RIGHTS.

     13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

     13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 14.   LIMITATION ON PAYMENTS.

     14.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this
Article 14. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

     14.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with Section 280G (d) (4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     14.3 OVERPAYMENTS AND UNDERPAYMENTS.   As a result of uncertainty in the
application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f) (2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f) (2) of the Code.

     14.4 RELATED CORPORATIONS.   For purposes of this Article 14, the term
"Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d) (5) of the Code.

     ARTICLE 15.     WITHHOLDING TAXES.

     15.1 GENERAL.     To the extent required by applicable federal, state,
local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     15.2 SHARE WITHHOLDING.     The Committee may permit a Participant to
satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

     ARTICLE 16.  ASSIGNMENT OR TRANSFER OF AWARDS.

     16.1 GENERAL. Except as provided in Article 15, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 16 shall be void. However, this Article 16 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

     ARTICLE 17.  FUTURE OF THE PLAN.

     17.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on June 22, 1998, subject to approval by the Company's stockholders at the annual meeting on September 17, 1998. In the event that the Company's stockholders fail to approve the Plan at such meeting, the Plan and all Awards granted under the Plan shall be rescinded, but the Prior Plans shall remain in effect and available for making grants. This Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted after June 21, 2008.

     17.2 AMENDMENT OR TERMINATION.   The Board may, at any time and for any
reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

     ARTICLE 18.  DEFINITIONS.

     18.1 "AWARD" means any award of an Option, an SAR or a Stock Unit under the Plan.

     18.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

     18.3 "CHANGE IN CONTROL" means:

     (a) That the holders of the voting securities of the Company have approved a merger of consolidation of the Company with any other entity unless:

        (i) The proposed merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

      (ii) Prior to the effective date of such merge or consolidation, the Board (as constituted immediately prior to such effective date) adopts a resolution that for purposes of the Plan no Change in Control shall be occurred;

          (b) That a plan of complete liquidation of the Company has been adopted or the holders of voting securities of the Company have proved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

          (c) That any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act)(excluding current 15%+ stockholders), directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding shares, unless, within 30 business days after notice to the Company of such event, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked by the Board at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective);

          (d) That, during any period of two consecutive years, members who at the beginning of such period constituted the Board have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director has been approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

          (e) The occurrence of any other change in control of a nature that would be required to be reported in accordance with Item 1(a) of Form 8-K pursuant to Sections 13 or 15(d) of the Exchange Act or in the Company's proxy statement in accordance with Schedule 14A of the Regulation 14A promulgated under the Exchange Act (or in any successor forms or regulations to the same effect), unless, within 30 business days after notice to the Company of such events, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective).

     18.4 "CODE" means the Internal Revenue Code of 1986, as amended.

     18.5 "COMMITTEE" means a Committee of the Board, as described in Article 2.

     18.6 "COMMON SHARE" means one share of the common stock of the Company.

     18.7 "COMPANY" means Media Arts Group, Inc., a Delaware corporation.

     18.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     18.9 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price, " in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     18.10 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee as follows:

          (a) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

           (b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

          (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (d) If none of the forgoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     18.11   "ISO" means an incentive stock option described in Section 422
     (b) of the Code.

     18.12 "KEY EMPLOYEE" means (a) a common-law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or advisor who provides services to the Company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

     18.13 "NSO" means a stock option not described in Sections 422 and 423 of the Code.

     18.14 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

     18.15 "OPTIONEE" means an individual or estate that holds an Option or SAR.

     18.16 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not a common-law-employee of the Company, a Parent or a Subsidiary.

     18.17 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing such date.

     18.18   "PARTICIPANT" means an individual or estate that holds an Award.

     18.19 "PLAN" means this Media Arts Group, Inc., 1998 Stock Incentive Plan, as amended from time to time.

     18.20 "PRIOR PLANS" means the Media Arts Group, Inc. Employee Stock Option Plan and Stock Option Plan for Directors.

     18.21   "SAR" means a stock appreciation right granted under the Plan.

     18.22 "SAR AGREEMENT" means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.

     18.23 "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit, which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     18.24 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her Option.

     18.25 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

     18.26 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     ARTICLE 19.  EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                                       MEDIA ARTS GROUP, INC.


                                       BY: _________________________

                           MEDIA ARTS GROUP, INC.
                            521 CHARCOT AVENUE
                            SAN JOSE, CA  95131

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. Landrum, Jr. and Greg H.L. Nash (the "Proxies"), and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Media Arts Group, Inc. (the "Company") held of record by the undersigned on June 25, 1999, at the Annual Meeting of Stockholders to be held on August 18, 1999 or any adjournment or postponement thereof.

                                                           Please mark
                                                           your votes       /X/
                                                           as indicated
                                                           in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Item 1 ELECTION OF DIRECTORS - To elect the following directors as directors of the Company to hold office for one year terms or until their successors are elected and qualified.
                                                          FOR      WITHHELD
                                                                   FOR ALL
                                                          / /        / /
                             Nominees:
                                   Kenneth E. Raasch
                                   Thomas Kinkade
                                   Michael L. Kiley
                                   Norman A. Nason
                                   W. Michael West
                                   Raymond A. Peterson

WITHHELD FOR: (Write that nominee's name in the space provided below)


----------------------------------------------------------------------

Item 2 To approve an amendment to the 1998 Stock Incentive Plan to increase the shares reserved for issuance from 500,000 to 1,150,000.

                           FOR          AGAINST          ABSTAIN

                           / /            / /              / /



Item 3 To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2000.

                           FOR          AGAINST          ABSTAIN

                           / /            / /              / /



Item 4 In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.




This Proxy when properly executed will be voted in the manner herein by the undersigned stockholder. If no direction is made, the Proxy will be voted for Proposals 1, 2, and 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.


Signature  ___________________________________________________________
Signature if held jointly  ___________________________________________
Dated: _________________, 1999


Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.